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                                                                     Exhibit 5.1

October 8, 2004

Callisto Pharmaceuticals, Inc.
420 Lexington Avenue, Suite 1609
New York, New York 10170

Ladies and Gentlemen:

         We have acted as counsel for Callisto Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement"), relating to the registration of 3,100,000 shares (the "Shares") of the Company's common stock, par value $.0001 per share (the "Common Stock"), issuable pursuant to outstanding stock options granted under the Company's 1996 Incentive and Non-Qualified Stock Option Plan (the "Plan") and Non-Plan Executive and Director Options (the "Option Agreements").

         As counsel to the Company, in connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions set forth herein. In our examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

         Based upon the foregoing, we are of the opinion that:

         1. The Shares have been duly authorized and when issued and sold in accordance with the Plan or the Option Agreements, as the case may be, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectuses constituting a part thereof, and any amendments thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to Item E under the General Instructions to Form S-8 under the Securities Act with respect to the Registration Statement.

                                           Very truly yours,

                                          /s/ Sills Cummis Epstein & Gross, P.C.